UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

November 1, 2004

RAYONIER INC.

COMMISSION FILE NUMBER 1-6780

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number 13-2607329

50 North Laura Street, Jacksonville, Florida 32202

(Principal Executive Office)

Telephone Number: (904) 357-9100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 7.01.	Regulation FD Disclosure

The following information, including the attached exhibits, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section except as may be specifically stated to the contrary in this filing.

On November 1, 2004, senior management of Rayonier (the Company) will begin a series of presentations to institutional investors which will contain selected information regarding (i) timber volumes by age class for U.S. regions and (ii) land holdings along the coastal corridor of the Southeast U.S. identified as having “higher and better use” (HBU) potential. A copy of such information is attached as Exhibit 99.1 and incorporated by reference herein. A copy of the entire investor presentation is available by accessing the Investor Relations section of the Rayonier website at www.rayonier.com.

Also, in response to questions received during Rayonier’s quarterly analysts’ teleconference of October 28, 2004, the Company offers the following information:

Periodically Rayonier sells or contributes HBU land from Rayonier Forest Resources, L.P., its U.S. timberlands subsidiary (RFR), to its taxable REIT subsidiary Rayland, LLC, and also sells or contributes timberland from RFR to its taxable REIT subsidiary Rayonier Forest Properties, LLC (RFP), in both cases this is done to market these properties to third parties without violating rules regarding permissible activities within a REIT structure. At September 30, 2004, Rayland had approximately 23,000 acres of HBU land in inventory, while RFP had approximately 14,000 acres of timberland . Taking into account planned fourth quarter 2004 intercompany purchases from RFR and sales to third parties, Rayland’s inventory is expected to be approximately 30,000 acres at December 31, 2004, while RFP’s is estimated to be 24,000 acres. Please note that in addition to the intercompany sales discussed above, non-dealer timberland sales may also be made from RFR to third parties.

Comments about estimated land inventory levels and planned or anticipated land transactions, including planned or anticipated intercompany or third party purchases, sales, contributions and other transfers, and whether any of the Company’s land holdings may constitute or be considered HBU land, are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause actual results to differ materially from the forward-looking statements: fluctuations in the supply or demand for real estate, especially in the southeastern U. S.; unexpected delays in the closing of land transactions; changes in law, regulations or policy that might limit or restrict the development of real estate, especially in the southeastern U. S.; the Company’s ability to satisfy complex rules in order to qualify as a REIT; the ability of the Company to complete tax-efficient exchanges of real estate; and changes in law or the implementation or revision of government policies and regulations, including, without limitation, those affecting taxes, the environment or endangered species. For additional factors that could impact future results, please see the Company’s most recent Forms 10-K and 10-Q on file with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Vice President and
Corporate Controller

November 1, 2004

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

99.1	Selected information from upcoming investor presentations.	Furnished herewith

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